UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 9, 2009

RALCORP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Missouri	1-12619	43-1766315
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 Market Street, Suite 2900, Saint Louis, MO	63101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	314-877-7000

____________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Only the items indicated below are covered by this report.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On October 9, 2009, Ralcorp Holdings, Inc. granted the following compensation awards:

The Company granted stock appreciation rights (“SAR”) to certain officers including its named executive officers described in the Company’s 2008 Proxy Statement.  The SAR awards were made under Ralcorp’s previously filed Amended and Restated 2007 Incentive Stock Plan.  One third of the SAR awards become exercisable on October 9 in the following years:  2012, 2013, and 2014.  The SARs have an exercise price of $56.27.   The number of SARs awarded to each Officer is as follows:  K. J. Hunt, Co-Chief Executive Officer and President – 37,500 shares; D. P. Skarie, Co-Chief Executive Officer and President – 37,500 shares; R. R. Koulouris, Corporate Vice President, and President Bremner Food Group, Inc., The Carriage House Companies, Inc. and Nutcracker Brands, Inc. – 12,500 shares; R. D. Wilkinson, Corporate Vice President, and President Ralston Foods – 12,500 shares; T. G. Granneman, Corporate Vice President and Controller – 12,500 shares.  The terms of the SAR awards are substantially similar to the terms of the SAR awards previously granted on September 25, 2008 by the Registrant and filed as Exhibit 10.1 to the Registrant’s Form 8-K dated October 1, 2008.

Ralcorp also granted Messrs. Hunt and Skarie 50,000 shares each of restricted stock units.  The restricted stock units vest on October 31, 2011 for Mr.  Skarie and December 31, 2013 for Mr. Hunt.  The restricted stock units have both a performance-based trigger and a continued employment until retirement age trigger.  Both triggers would need to be achieved for the restricted stock units to vest.  The award of restricted stock units requires both Co-CEOs to agree to non-competition/non-solicitation/non-hire provisions which require the Co-CEOs to not engage in these activities for two years after leaving their employment or the Company’s Board (whichever is later).  The foregoing description of the restricted stock units award is qualified in its entirety by reference to the restricted stock unit agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Finally, the Company also awarded to its non-CEO officers an Award of (based on the written election of the officer) either (i) shares of restricted stock, or (ii) restricted stock units that are payable in shares of common stock on a one-for-one basis (the “Award”) as follows: R. R. Koulouris – 15,000 shares/units, R. D. Wilkinson – 15,000 shares/units and T. G. Granneman – 12,500 shares/units.  For the restricted stock units, no stock issuance is made until six months after employment ceases.  Since the awardees' ages range from 45 to 60 years of age, the recipients may value deferring payment of the Award until retirement.  Similar to the Co-CEOs’ restricted stock units award, this Award has both a performance-based trigger and a continued employment until retirement age trigger, and both triggers would need to be achieved for the Award to vest.  The Award also requires agreement to non-competition/non-solicitation/non-hire provisions applicable for a one year period following termination of employment.  The foregoing description of the Award is qualified in its entirety by reference to the Agreements, copies of which are attached hereto as Exhibits 10.2 and 10.3 and incorporated herein by reference.

Item 8.01.	Other Events.

On October 15, 2009, the Company filed a press release announcing its new General Counsel and Secretary, attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 10.1	Form of 2009 Ralcorp Holdings, Inc. Restricted Stock Unit Agreement for CEOs
Exhibit 10.2	Form of 2009 Ralcorp Holdings, Inc. Restricted Stock Unit Agreement for non-CEO Officers
Exhibit 10.3	Form of 2009 Ralcorp Holdings, Inc. Restricted Stock Agreement for non-CEO Officers
Exhibit 99.1	Press Release announcing new General Counsel and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RALCORP HOLDINGS, INC.
(Registrant)

Date:	October 15, 2009	By /s/ T. G. Granneman
T. G. Granneman
Duly Authorized Signatory and
Chief Accounting Officer

EXHIBITS

Exhibit	Description

Exhibit 10.1	Form of 2009 Ralcorp Holdings, Inc. Restricted Stock Unit Agreement for CEOs
Exhibit 10.2	Form of 2009 Ralcorp Holdings, Inc. Restricted Stock Unit Agreement for non-CEO Officers
Exhibit 10.3	Form of 2009 Ralcorp Holdings, Inc. Restricted Stock Agreement for non-CEO Officers
Exhibit 99.1	Press Release announcing new General Counsel and Secretary